EXHIBIT 32

                     CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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EXHIBIT 32

                     CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Great China Mining, Inc. Company (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Anthony Garson, Chief Executive Officer and CFO of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         (1) such Annual Report on Form 10-KSB of Great China Mining, Inc. for the year ended December 31, 2005, fully complies with the re-quirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Annual Report on Form 10-KSB of Great China Mining, Inc. for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Great China Mining, Inc.



Dated: March 31, 2006

Name: Anthony Garson


      /s/ Anthony Garson
      -----------------------------
Position: CEO & Acting CFO



A signed original of this written statement required by Section 906 has been provided to Intercell International Corporation and will be retained by Intercell International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.